Exhibit 99.1

BriaCell Therapeutics Announces Pricing of $5.0 Million Registered Direct Offering

PHILADELPHIA and VANCOUVER, British Columbia, May 15, 2024 (GLOBE NEWSWIRE) – BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care, today announced it has entered into securities purchase agreements with healthcare-focused institutional investors and a certain existing investor and a director of the Company for the purchase and sale of 2,402,935 common shares of the Company (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 2,402,935 common shares of the Company at a combined purchase price per share (and accompanying warrant) of $2.00 for the institutional investors and $2.215 for the existing investor and director of the Company for aggregate gross proceeds of approximately $5.0 million before deducting placement agent fees and other offering expenses (the “Offering”). The warrants will have an exercise price of $2.11 per share, will become exercisable six months from the date of issuance and will expire five years from the initial exercise date. The closing of the Offering is expected to take place on or about May 17, 2024, subject to the satisfaction of customary closing conditions.

The gross proceeds of the Offering will be approximately $5.0 million before deducting placement agent fees and other estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from this Offering for working capital and general corporate purposes including, but not limited to, research and development studies, including the Phase 3 pivotal study in advanced breast cancer, and the patent and legal costs associated therewith, potential repurchase of certain of our issued shares and warrants and for general working capital purposes.

A.G.P./Alliance Global Partners is acting as sole placement agent for the Offering.

This Offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276650) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 22, 2024 and declared effective on January 31, 2024. A prospectus supplement and accompanying base prospectus describing the terms of the proposed offering will be filed with the SEC, and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, at address 590 Madison Avenue, 28th Floor, New York, NY 10022, by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. The Offering may also be conducted on a private placement basis in Canada in reliance upon available exemptions from the prospectus requirements of applicable Canadian securities laws. No Canadian prospectus has been or will be filed in a province or territory of Canada to qualify the securities in connection with the Offering. The Company is relying upon the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Related Party Transaction Disclosure

The Company advises that a director of the Company may participate in the Offering. Participation by directors in the Offering is considered to be a “related party transaction” for purposes of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is relying on the exemption from the formal valuation requirement in section 5.4 of MI 61-101 in reliance on sections 5.5(a) and 5.7(1)(a) of MI 61-101 as the participation of the directors is not expected to exceed 25% of the market capitalization of the Company. The Company notes that it will not file a material change report in respect of the related party transaction at least 21 days before the completion of the Offering. The Company deems this circumstance reasonable in order to complete the issuance of the Offering in an expeditious manner.

About BriaCell Therapeutics Corp.

BriaCell is a clinical-stage biotechnology company that develops novel immunotherapies to transform cancer care. More information is available at https://briacell.com/.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements, including those about the Offering; and the contents of all such statements and current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the ultimate use of the proceeds of the Offering, the terms and timing of the Offering, whether the Offering will be completed, or that the closing conditions to the Offering, including TSX and approval, will be satisfied. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither the Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD
President & CEO
1-888-485-6340

info@briacell.com

Media Relations:
Jules Abraham
CORE IR
julesa@coreir.com

Investor Relations Contact:
CORE IR
investors@briacell.com